Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-202282, 333-202284, and 333-213453) and on Form S-8 (No. 333-169338) of Williams Partners L.P. of our report dated February 22, 2018 relating to the financial statements of Gulfstream Natural Gas System, L.L.C., which appears in this Annual Report on Form 10-K of Williams Partners L.P.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 22, 2018